UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2016

CARDIFF INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Blvd, Unit 1400

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(844) 628-2100

(Registrant's telephone number, including area code)

_____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Increase in the Authorized shares of Common Stock: On September 27, 2016, the Board of Directors of Cardiff International, Inc., a Florida corporation (the “Corporation”) authorized Two Hundred Million (200,000,000) shares of Common Stock, par value of $0.001. This increase was authorized for a) upcoming acquisitions; b) increased growth; c) to maintain control (the “Control Block”); d) compensate employees. In the event shares are issued, they will be issued as “restricted shares”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardiff International, Inc.

By:       /s/ Daniel Thompson

              Daniel Thompson

Title:     Chairman

Dated: 09/30/2016